NUMBER

SHARES

MOGGLE, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP

THIS CERTIFIES THAT:

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001 PAR VALUE EACH OF

MOGGLE, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

MOGGLE, INC.
CORPORATE
SEAL
2008
DELAWARE

COUNTERSIGNED:

STOCKTRANS, INC.
44 WEST LANCASTER AVE., ARDMORE, PA 19003
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

DIRECTOR, CORPORATE DEVELOPMENT

SECRETARY